Exhibit 99.1

PRESS STATEMENT
Wednesday July 6th 2022, 12h40 (GMT +1)

CABINET OF THE FLEMISH MINISTER OF JUSTICE AND ENFORCEMENT, ENVIRONMENT, ENERGY AND TOURISM ZUHAL DEMIR

AGREEMENT REACHED BETWEEN THE FLEMISH GOVERNMENT AND 3M BELGIUM TO SUPPORT THE PEOPLE OF FLANDERS

Today, the Flemish Government and 3M Belgium announced plans for 3M Belgium to invest a total of approximately €571 million to benefit the People of Flanders and also carry out certain previously agreed-upon PFAS-related remedial actions. This agreement cooperatively resolves ongoing disagreements between the Flemish Government and 3M Belgium.

“For the Flemish government, the health of our citizens and the protection of the environment comes first”, says Flemish Minister of Environment Zuhal Demir. “We expect that every entrepreneur and company takes their responsibility to act upon that. This Agreement is the result of an intense process during months in which 3M Belgium took action and financial responsibility towards our community. It is no secret that Flanders was counting on that as a clear signal towards the Flemish People and as a sign of respect. As a result of this Agreement, we will be able to get things done in the best interest of the People of Zwijndrecht, our local farmers and our prosperity and wellbeing in general. Not only in direct proximity of the plant, but also within the city community of Zwijndrecht and the construction site of the Oosterweel project, without ever letting the health of our citizens be a stake during negotiations. Flanders has the solid ambition of being a region where entrepreneurship goes hand in hand with care and love for the community and our environment”

“This agreement is a major step forward for the People of Flanders, as well as for 3M Belgium’s operations in Zwijndrecht and its ability to serve its customers. It also reflects 3M Belgium’s ongoing stewardship journey as a responsible manufacturer and our willingness to engage with communities where we live and work to chart a positive course for the future,” said John Banovetz, Executive Vice President, Chief Technology Officer and Environmental Responsibility at 3M. “We greatly appreciate the Ministry’s collaboration in reaching this agreement, which builds on the commitments 3M Belgium has previously made and will fully uphold to carry out PFAS-related remediation and provide other support to the Flanders region. 3M Belgium has already taken significant actions to reduce PFAS discharges and emissions. These actions have enabled 3M Belgium to restart operations at the site. Through this agreement, 3M Belgium will address priorities identified by the government to provide for the citizens of Zwijndrecht, build the foundation for future certainty in its operations, and address future potential liabilities.”

3M Belgium’s total commitment of €571 million incorporates previous and new commitments, as outlined below:

Previous 3M Belgium Commitments	€115 million	Implement state-of-the-science PFAS treatment technology at the Zwijndrecht site
	€5 million	Support qualifying local farmers
New 3M Belgium Commitments	€250 million	Commit to identified priority remedial actions (includes € 150 million previously announced in March 2022) and may be used to support additional actions as required under the Flemish Soil Decree
	€100 million	Provide funds to be used by the Flemish Government in its sole discretion in connection with PFAS emissions from 3M Belgium’s facility
	€100 million	Support the Oosterweel Project with up to € 100 million in financing and support services
	€1.3 million	Waive 3M Belgium’s entitlement to approximately €1.3 million in government subsidies
Total 3M Belgium Commitment	€571 million

Addressing Legacy Manufacturing
As noted, under the terms negotiated by the Flemish Government and 3M Belgium, 3M Belgium will commit €250 million for priority remedial actions identified by the government for the benefit of Zwijndrecht’s residents, including:
•Remediation of contaminated soil in residential areas (gardens) in proximity to 3M Belgium’s Zwijndrecht facility and the functional restoration of the gardens,
•Reduction of flow of contaminated groundwater into the Palingbeek,
•Prevention of future wind dispersion of potentially PFAS-containing soil or dust through a comprehensive dust control plan, and
•Remediation of agricultural and recreational lands in proximity to the facility.

Paying Additional Costs Associated with PFAS Releases
The agreement calls for 3M Belgium to pay €100 million to the Flemish Government to be used in the government’s sole discretion in connection with any PFAS released from the 3M Belgium facility. These funds may be used to benefit governmental entities beyond those that are parties to the agreement.

Helping Facilitate the Oosterweel Project
3M Belgium will provide €50 million in financial support and up to €50 million in support services to assist Lantis and facilitate the Oosterweel Project.

Additional actions to the extent required
The 3M commitments are based on truthful estimates of experts of the OVAM. In addition, under the agreement 3M Belgium agreed to support additional actions to the extent required under the Flemish Soil Decree, if necessary.

Enhancing Information Sharing and Transparency
3M Belgium will be required to take additional actions to transparently share information with the public about its operations and how the company is fully upholding its responsibilities under the agreement. These include:
•Enhancing and upgrading its publicly accessible websites to help people learn more about its operations in Zwijndrecht and around the globe, the science of PFAS and more, all in consultation with the Flemish Government. 3M Belgium will provide updates on ongoing Descriptive Soil Investigations, Remedial Action Plans and other reports related to management of PFAS from legacy manufacturing.
•Hosting regular public meetings in the municipality of Zwijndrecht to provide citizens of the region updates on remedial actions and answer their questions on a broad range of issues. These will be held at least quarterly for the first year and provide a helpful opportunity for individual citizens to learn how 3M Belgium is fulfilling its commitments.
•These information sharing requirements will continue for at least 10 years and may be extended upon agreement by the parties.

The agreement also contains certain provisions ending current litigation and provides certain releases of liability for 3M while recognizing that the Government retains its authority to act in the future to protect the citizenry.

3M expects to record a charge in the second quarter of 2022 associated with these actions and to reflect it as an adjustment in arriving at results, adjusted for special items.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials, labor, and energy (including oil and natural gas and their derivatives) due to shortages, increased demand and wages, logistics, manufacturing site disruptions or supply chain interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; and (14) tax-related external conditions, including changes in tax rates, laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

More details:
Andy Pieters, spokesperson minister Zuhal Demir, +32 499 17 35 84 andy.pieters@vlaanderen.be

Kathleen Swaelen, Government Affairs and Communication Manager 3M Corporate Affairs, +32 475 90 40 35 kswaelen@mmm.com